Exhibit 99.(g)(17)

July 16, 2025

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention: Tricia Cormier, Vice President

Re:	American Beacon Funds

Ladies and Gentlemen:

This letter is to advise you that American Beacon Funds (the “Trust”) filed a change of name for the American Beacon FEAC Floating Rate Income Fund renaming the Fund the American Beacon DoubleLine Floating Rate Income Fund effective June 20, 2025 (the “Fund”).

In accordance with the Additional Funds provision of Section 20 of the Custodian Contract dated December l, 1997 between the Trust and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Trust hereby requests that you continue to act as Custodian for the Fund.

For your convenience, attached as Schedule D hereto is a replacement of “Schedule D” to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one copy for your records.

Sincerely,

AMERICAN BEACON FUNDS

By:	/s/ Melinda G. Heika
Name:	Melinda G. Heika
Title:	Vice President

Acknowledged and agreed as of the date set forth below:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Managing Director
Date:	July 16, 2025

220 E. Las Colinas Blvd., Ste. 1200, lrving, Texas 75039 • 817.391.6100	americanbeaconadvisors.com

Schedule D

Effective Date: June 20, 2025

American Beacon Funds

American Beacon AHL Managed Futures Strategy Fund

American Beacon AHLMulti-Alternatives Fund

American Beacon AHL TargetRisk Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Balanced Fund

American Beacon Developing World Income Fund

American Beacon DoubleLine Floating Rate Income Fund

American Beacon Garcia Hamilton Quality Bond Fund

American Beacon IMC International Small Cap Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon Man Large Cap Growth Fund

American Beacon Man Large Cap Value Fund

American Beacon Ninety One Emerging Markets Equity Fund

American Beacon Ninety One Global Franchise Fund

American Beacon Ninety One International Franchise Fund

American Beacon NIS Core Plus Bond Fund

American Beacon Shapiro Equity Opportunities Fund

American Beacon Shapiro SMID Cap Equity Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon SSI Alternative Income Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon TwentyFour Sustainable Short Term Bond Fund

American Beacon TwentyFour Strategic Income Fund

American Beacon Cayman Managed Futures Strategy Fund, Ltd.

American Beacon Cayman TargetRisk Company, Ltd.

American Beacon Cayman Multi-Alternatives Company, Ltd.

220 E. Las Colinas Blvd., Ste. 1200, lrving, Texas 75039 • 817.391.6100	americanbeaconadvisors.com